Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
CVD Equipment Corporation and Subsidiaries
Central Islip, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 30, 2017, relating to the consolidated financial statements of CVD Equipment Corporation and Subsidiaries, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

April 24, 2017